Exhibit 11



CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information in Post-Effective Amendment No.40 to the Registration Statement on Form N-1A of Daily Money Fund: Capital
Reserves: Money Market Portfolio; Capital Reserves: U.S. Government Portfolio; and Capital Reserves: Municipal Money Market Portfolio, of our report dated August 30, 1996 on the financial statements and financial highlights included in the July 31, 1996 Annual Report to Shareholders of Capital Reserves: Money Market Portfolio, Capital Reserves: U.S. Government Portfolio, and Capital Reserves: Municipal Money Market Portfolio.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Dallas, Texas
November 14, 1996

TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G., DEVONSHIRE TRUST).


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. [ ] to the Registration Statement on Form N-1A of [TRUST NAME: FUND NAMES] of our reports dated [DATE OF OPINION] on the financial statements and financial highlights included in the [FISCAL YEAR END] Annual Reports to Shareholders of [FUND NAMES].
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
[DATE HANDING OFF 485(b) FOR FILING]